Consent of Wooden & Benson, Chartered, Independent Auditors

We consent to the reference to our firm under the caption "Experts and Counsels" in the Registration Statement (Form S-3) and related Prospectus of Medifast, Inc. for the registration of 682,500 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2003, with respect to the consolidated financial statements of Medifast, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Wooden & Benson, Chartered

August 22, 2003